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                                                                    EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of The Midland Company on Form S-3 (File No. 333-115354) of our report dated February 24, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph related to The Midland Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 2003 ("Form 10-K") and our report dated March 12, 2004 appearing in the Form 10-K and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

         /s/ Deloitte & Touche LLP

         Cincinnati, Ohio

         July 19, 2004